Exhibit 99.1

Palomar Holdings, Inc. Reports Third Quarter 2023 Results

LA JOLLA, Calif. (November 1, 2023) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $18.4 million, or $0.73 per diluted share, for the third quarter of 2023 compared to net income of $4.3 million, or $0.17 per diluted share, for the third quarter of 2022. Adjusted net income(1) was $23.3 million, or $0.92 per diluted share, for the third quarter of 2023 as compared to $9.2 million, or $0.36 per diluted share, for the third quarter of 2022. Effective December 31, 2022, the Company adjusts for net realized and unrealized gains and losses when calculating and presenting adjusted net income, diluted adjusted earnings per share, and adjusted return on equity. All prior period amounts have been adjusted accordingly.

Third Quarter 2023 Highlights

●	Gross written premiums increased by 24.0% to $314.0 million compared to $253.1 million in the third quarter of 2022
●	Net income of $18.4 million, compared to $4.3 million in the third quarter of 2022
●	Adjusted net income(1) of $23.3 million, compared to $9.2 million in the third quarter of 2022
●	Total loss ratio of 18.8% compared to 39.6% in the third quarter of 2022
●	Combined ratio of 75.8% compared to 94.8% in the third quarter of 2022
●	Adjusted combined ratio(1) of 70.9%, compared to 90.3%, in the third quarter of 2022
●	Annualized return on equity of 17.7%, compared to 4.6% in the third quarter of 2022
●	Annualized adjusted return on equity(1) of 22.3%, compared to 9.9% in the third quarter of 2022

(1)         See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “We are very pleased with our strong third quarter. The results included record quarterly gross written premium, adjusted net income growth of 153% and an adjusted return on equity of 22.3%. Our concerted effort over the last several years to reduce the volatility in our book of business and earnings base was also on full display in the third quarter as we incurred negligible loss from catastrophes despite elevated activity across the industry. The execution of our Palomar 2X strategic plan during the quarter instills a high level of confidence that Palomar will produce consistent profitable growth in the quarters and years ahead."

Mr. Armstrong continued, “In addition to the strong underwriting results, we also continued to invest in growth across the organization. Beyond growing gross written premium 24% year-over-year, during the quarter we hired an experienced leader to build an Environmental practice, wrote our first Crop premium, and established new fronting partnerships. Overall, we continue to dedicate our capital and resources towards targeted segments of our book of business that maximize our risk-adjusted returns.”

Underwriting Results

Gross written premiums increased 24.0% to $314.0 million compared to $253.1 million in the third quarter of 2022, while net earned premiums increased 10.1% compared to the prior year’s third quarter. Excluding de-emphasized lines of business, gross written premiums increased 30.6% in the third quarter.

Losses and loss adjustment expenses for the third quarter were $16.1 million, comprised of $16.7 million of non-catastrophe attritional losses, offset by $0.5 million of favorable catastrophe development from prior periods. The loss ratio for the quarter was 18.8%, comprised of a catastrophe loss ratio(1) of -0.6% and an attritional loss ratio of 19.4%, compared to a loss ratio of 39.6% during the same period last year comprised of a catastrophe loss ratio(1) of 16.0% and attritional loss ratio of 23.6%.

Underwriting income(1) for the third quarter was $20.7 million resulting in a combined ratio of 75.8% compared to underwriting income of $4.1 million resulting in a combined ratio of 94.8% during the same period last year. The Company’s adjusted underwriting income(1) was $25.0 million resulting in an adjusted combined ratio(1) of 70.9% in the third quarter compared to adjusted underwriting income(1) of $7.5 million and an adjusted combined ratio(1) of 90.3% during the same period last year.

Investment Results

Net investment income increased by 61.0% to $6.0 million compared to $3.7 million in the prior year’s third quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended September 30, 2023 due to cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.61 years at September  30, 2023. Cash and invested assets totaled $688.0 million at September 30, 2023. During the third quarter, the Company recorded net realized and unrealized losses of $1.4 million related to its investment portfolio as compared to net realized and unrealized losses of $2.4 million in last year’s third quarter.

Tax Rate

The effective tax rate for the three months ended September 30, 2023 was 24.9% compared to 17.5% for the three months ended September 30, 2022. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to the non-deductible executive compensation expense.

Stockholders’ Equity and Returns

Stockholders' equity was $421.3 million at September 30, 2023, compared to $367.8 million at September 30, 2022. For the three months ended September 30, 2023, the Company’s annualized return on equity was 17.7% compared to 4.6% for the same period in the prior year while adjusted return on equity(1) was 22.3% compared to 9.9% for the same period in the prior year. During the current quarter, the Company repurchased 117,739 shares for $6.6 million pursuant to the Company’s previously announced $100 million share repurchase authorization. As of September 30, 2023, $43.5 million remains available for future repurchases.

Full Year 2023 Outlook

For the full year 2023, the Company expects to achieve adjusted net income of $90 million to $93 million. This includes $3.4 million of catastrophe losses incurred during the nine months ended September 30, 2023.

Conference Call

As previously announced, Palomar will host a conference call Thursday November 2, 2023, to discuss its third quarter 2023 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Third Quarter 2023 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on November 2, 2023, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13737957. The replay will be available until 11:59 p.m. (Eastern Time) on November 9, 2023.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc.,  Palomar Excess and Surplus Insurance Company (“PESIC”), and Palomar Underwriters Exchange Organization, Inc. Palomar is an innovative insurer serving residential and commercial clients in specialty markets including the market for earthquake insurance. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended
	September 30,
	2023	2022	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$313,998	$253,128	$60,870	24.0%
Ceded written premiums	(203,336)	(161,930)	(41,406)	25.6%
Net written premiums	110,662	91,198	19,464	21.3%
Net earned premiums	85,817	77,942	7,875	10.1%
Commission and other income	465	1,362	(897)	(65.9)%
Total underwriting revenue (1)	86,282	79,304	6,978	8.8%
Losses and loss adjustment expenses	16,139	30,900	(14,761)	(47.8)%
Acquisition expenses, net of ceding commissions and fronting fees	27,004	27,210	(206)	(0.8)%
Other underwriting expenses	22,390	17,114	5,276	30.8%
Underwriting income (1)	20,749	4,080	16,669	NM
Interest expense	(867)	(270)	(597)	221.1%
Net investment income	6,029	3,744	2,285	61.0%
Net realized and unrealized losses on investments	(1,376)	(2,356)	980	(41.6)%
Income before income taxes	24,535	5,198	19,337	NM
Income tax expense	6,103	912	5,191	NM
Net income	$18,432	$4,286	$14,146	NM
Adjustments:
Net realized and unrealized losses on investments(2)	1,376	2,356	(980)	(41.6)%
Expenses associated with transactions	229	45	184	NM
Stock-based compensation expense	3,589	3,092	497	16.1%
Amortization of intangibles	390	313	77	24.6%
Tax impact	(725)	(871)	146	(16.8)%
Adjusted net income (1)(2)	$23,291	$9,221	$14,070	152.6%
Key Financial and Operating Metrics
Annualized return on equity	17.7%	4.6%
Annualized adjusted return on equity (1)	22.3%	9.9%
Loss ratio	18.8%	39.6%
Expense ratio	57.0%	55.1%
Combined ratio	75.8%	94.8%
Adjusted combined ratio (1)	70.9%	90.3%
Diluted earnings per share	$0.73	$0.17
Diluted adjusted earnings per share (1)	$0.92	$0.36
Catastrophe losses	$(533)	$12,500
Catastrophe loss ratio (1)	(0.6)%	16.0%
Adjusted combined ratio excluding catastrophe losses (1)	71.5%	74.3%
Adjusted underwriting income (1)	$24,957	$7,530	$17,427	231.4%
NM - not meaningful

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

(2)- We now include the impact of net realized and unrealized losses and gains on investments as an adjustment to our net income. As this line is primarily driven by equity market fluctuations rather than our underlying business performance, we believe adding this adjustment provides a more meaningful comparison of our performance. We have also changed the prior year adjusted net income to conform to this presentation.

	Nine Months Ended
	September 30,
	2023	2022	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$838,406	$642,751	$195,655	30.4%
Ceded written premiums	(542,789)	(374,109)	(168,680)	45.1%
Net written premiums	295,617	268,642	26,975	10.0%
Net earned premiums	252,164	234,239	17,925	7.7%
Commission and other income	1,781	3,129	(1,348)	(43.1)%
Total underwriting revenue (1)	253,945	237,368	16,577	7.0%
Losses and loss adjustment expenses	54,696	60,251	(5,555)	(9.2)%
Acquisition expenses, net of ceding commissions and fronting fees	78,740	83,928	(5,188)	(6.2)%
Other underwriting expenses	63,962	51,233	12,729	24.8%
Underwriting income (1)	56,547	41,956	14,591	34.8%
Interest expense	(2,952)	(475)	(2,477)	NM
Net investment income	16,690	9,462	7,228	76.4%
Net realized and unrealized losses on investments	(103)	(8,369)	8,266	(98.8)%
Income before income taxes	70,182	42,574	27,608	64.8%
Income tax expense	16,877	9,163	7,714	84.2%
Net income	$53,305	$33,411	$19,894	59.5%
Adjustments:
Net realized and unrealized losses on investments(2)	103	8,369	(8,266)	(98.8)%
Expenses associated with transactions	229	130	99	76.2%
Stock-based compensation expense	10,737	8,556	2,181	25.5%
Amortization of intangibles	1,092	942	150	15.9%
Expenses associated with catastrophe bond	1,640	1,992	(352)	(17.7)%
Tax impact	(1,582)	(3,153)	1,571	(49.8)%
Adjusted net income (1)(2)	$65,524	$50,247	$15,277	30.4%
Key Financial and Operating Metrics
Annualized return on equity	17.6%	11.7%
Annualized adjusted return on equity (1)	21.7%	17.6%
Loss ratio	21.7%	25.7%
Expense ratio	55.9%	56.4%
Combined ratio	77.6%	82.1%
Adjusted combined ratio (1)	72.1%	77.1%
Diluted earnings per share	$2.10	$1.29
Diluted adjusted earnings per share (1)	$2.59	$1.95
Catastrophe losses	$3,432	$13,529
Catastrophe loss ratio (1)	1.4%	5.8%
Adjusted combined ratio excluding catastrophe losses (1)	70.8%	71.4%
Adjusted underwriting income (1)	$70,245	$53,576	$16,669	31.1%
NM- not meaningful

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	September 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $647,579 in 2023; $561,580 in 2022)	$591,907	$515,064
Equity securities, at fair value (cost: $43,002 in 2023; $42,352 in 2022)	39,835	38,576
Equity method investment	2,923	—
Total investments	634,665	553,640
Cash and cash equivalents	53,026	68,108
Restricted cash	262	56
Accrued investment income	4,864	3,777
Premiums receivable	242,082	162,858
Deferred policy acquisition costs, net of ceding commissions and fronting fees	58,967	56,740
Reinsurance recoverable on paid losses and loss adjustment expenses	48,004	39,718
Reinsurance recoverable on unpaid losses and loss adjustment expenses	232,170	153,895
Ceded unearned premiums	259,760	204,084
Prepaid expenses and other assets	65,753	44,088
Deferred tax assets, net	13,643	10,622
Property and equipment, net	433	603
Goodwill and intangible assets, net	12,705	8,261
Total assets	$1,626,334	$1,306,450
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$32,532	$25,760
Reserve for losses and loss adjustment expenses	324,348	231,415
Unearned premiums	570,453	471,314
Ceded premium payable	211,025	146,127
Funds held under reinsurance treaty	14,042	10,680
Borrowings from credit agreements	52,600	36,400
Total liabilities	1,205,000	921,696
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 24,730,885 and 25,027,467 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	3	3
Additional paid-in capital	345,673	333,558
Accumulated other comprehensive loss	(43,221)	(36,515)
Retained earnings	118,879	87,708
Total stockholders' equity	421,334	384,754
Total liabilities and stockholders' equity	$1,626,334	$1,306,450

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (loss) (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Gross written premiums	$313,998	$253,128	$838,406	$642,751
Ceded written premiums	(203,336)	(161,930)	(542,789)	(374,109)
Net written premiums	110,662	91,198	295,617	268,642
Change in unearned premiums	(24,845)	(13,256)	(43,453)	(34,403)
Net earned premiums	85,817	77,942	252,164	234,239
Net investment income	6,029	3,744	16,690	9,462
Net realized and unrealized losses on investments	(1,376)	(2,356)	(103)	(8,369)
Commission and other income	465	1,362	1,781	3,129
Total revenues	90,935	80,692	270,532	238,461
Expenses:
Losses and loss adjustment expenses	16,139	30,900	54,696	60,251
Acquisition expenses, net of ceding commissions and fronting fees	27,004	27,210	78,740	83,928
Other underwriting expenses	22,390	17,114	63,962	51,233
Interest expense	867	270	2,952	475
Total expenses	66,400	75,494	200,350	195,887
Income before income taxes	24,535	5,198	70,182	42,574
Income tax expense	6,103	912	16,877	9,163
Net income	18,432	4,286	53,305	33,411
Other comprehensive income (loss), net:
Net unrealized losses on securities available for sale	(8,494)	(15,412)	(6,706)	(47,941)
Net comprehensive income (loss)	$9,938	$(11,126)	$46,599	$(14,530)
Per Share Data:
Basic earnings per share	$0.75	$0.17	$2.15	$1.32
Diluted earnings per share	$0.73	$0.17	$2.10	$1.29

Weighted-average common shares outstanding:
Basic	24,740,455	25,209,368	24,847,164	25,258,333
Diluted	25,244,828	25,787,625	25,340,602	25,808,387

Underwriting Segment Data

The Company has a single reportable segment and offers primarily property and casualty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended September 30,
	2023		2022
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Fronting Premiums	$106,581	33.9%	$82,232	32.5%	$24,349	29.6%
Residential Earthquake	69,220	22.0%	59,569	23.5%	9,651	16.2%
Commercial Earthquake	44,166	14.1%	32,647	12.9%	11,519	35.3%
Inland Marine	37,252	11.9%	30,842	12.2%	6,410	20.8%
Casualty	20,165	6.4%	12,888	5.1%	7,277	56.5%
Hawaii Hurricane	11,051	3.5%	9,425	3.7%	1,626	17.3%
Commercial All Risk	6,624	2.1%	9,224	3.6%	(2,600)	(28.2)%
Residential Flood	5,259	1.7%	3,871	1.5%	1,388	35.9%
Other	13,680	4.4%	12,430	5.0%	1,250	10.1%
Total Gross Written Premiums	$313,998	100.0%	$253,128	100.0%	$60,870	24.0%

	Nine Months Ended September 30,
	2023		2022
	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP	Change	Change
Product
Fronting Premiums	$278,548	33.2%	$154,232	24.0%	$124,316	80.6%
Residential Earthquake	190,048	22.7%	159,995	24.9%	30,053	18.8%
Commercial Earthquake	124,763	14.9%	90,894	14.1%	33,869	37.3%
Inland Marine	103,841	12.4%	72,214	11.2%	31,627	43.8%
Casualty	50,144	6.0%	25,697	4.0%	24,447	95.1%
Hawaii Hurricane	28,718	3.4%	24,579	3.8%	4,139	16.8%
Commercial All Risk	26,769	3.2%	41,647	6.5%	(14,878)	(35.7)%
Residential Flood	14,964	1.8%	10,448	1.6%	4,516	43.2%
Specialty Homeowners	(99)	(0.0)%	30,082	4.7%	(30,181)	(100.3)%
Other	20,710	2.4%	32,963	5.2%	(12,253)	(37.2)%
Total Gross Written Premiums	$838,406	100.0%	$642,751	100.0%	$195,655	30.4%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$163,806	52.2%	$131,016	51.8%	$450,752	53.8%	$292,865	45.6%
Texas	24,336	7.7%	26,234	10.4%	72,777	8.7%	71,499	11.1%
Washington	17,792	5.7%	13,573	5.4%	43,409	5.2%	29,391	4.6%
Hawaii	13,490	4.3%	10,998	4.3%	35,824	4.3%	29,729	4.6%
Florida	11,549	3.7%	7,445	2.9%	36,309	4.3%	27,216	4.2%
Oregon	8,536	2.7%	7,738	3.1%	21,223	2.5%	16,483	2.6%
Illinois	6,502	2.1%	4,204	1.7%	15,675	1.9%	13,153	2.0%
Tennessee	5,562	1.8%	1,810	0.7%	9,233	1.1%	4,247	0.7%
Other	62,425	19.8%	50,110	19.8%	153,204	18.2%	158,168	24.6%
Total Gross Written Premiums	$313,998	100.0%	$253,128	100.0%	$838,406	100.0%	$642,751	100.0%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$186,693	59.5%	$136,814	54.0%	$497,216	59.3%	$357,156	55.6%
PESIC	127,305	40.5%	116,314	46.0%	341,190	40.7%	285,595	44.4%
Total Gross Written Premiums	$313,998	100.0%	$253,128	100.0%	$838,406	100.0%	$642,751	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$271,786	$186,938	$84,848	45.4%	$739,219	$484,005	$255,214	52.7%
Ceded earned premiums	(185,969)	(108,996)	(76,973)	70.6%	(487,055)	(249,766)	(237,289)	95.0%
Net earned premiums	$85,817	$77,942	$7,875	10.1%	$252,164	$234,239	$17,925	7.7%

Net earned premium ratio	31.6%	41.7%			34.1%	48.4%

Loss detail

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$(533)	$12,500	$(13,033)	(104.3)%	$3,432	$13,529	$(10,097)	(74.6)%
Non-catastrophe losses	16,672	18,400	(1,728)	(9.4)%	51,264	46,722	4,542	9.7%
Total losses and loss adjustment expenses	$16,139	$30,900	$(14,761)	(47.8)%	$54,696	$60,251	$(5,555)	(9.2)%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$81,300	$55,769	$77,520	$45,419
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	15,116	30,904	50,954	58,703
Prior years	1,023	(4)	3,742	1,548
Total incurred	16,139	30,900	54,696	60,251
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	6,646	7,873	14,215	13,762
Prior years	(1,385)	4,548	25,823	17,660
Total payments	5,261	12,421	40,038	31,422
Reserve for losses and LAE net of reinsurance recoverables at end of period	92,178	74,248	92,178	74,248
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	232,170	131,575	232,170	131,575
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$324,348	$205,823	$324,348	$205,823

Reconciliation of Non-GAAP Financial Measures

For the three and nine months ended September 30, 2023 and 2022, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Total revenue	$90,935	$80,692	$270,532	$238,461
Net investment income	(6,029)	(3,744)	(16,690)	(9,462)
Net realized and unrealized losses on investments	1,376	2,356	103	8,369
Underwriting revenue	$86,282	$79,304	$253,945	$237,368

Underwriting income and adjusted underwriting income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Income before income taxes	$24,535	$5,198	$70,182	$42,574
Net investment income	(6,029)	(3,744)	(16,690)	(9,462)
Net realized and unrealized losses on investments	1,376	2,356	103	8,369
Interest expense	867	270	2,952	475
Underwriting income	$20,749	$4,080	$56,547	$41,956
Expenses associated with transactions	229	45	229	130
Stock-based compensation expense	3,589	3,092	10,737	8,556
Amortization of intangibles	390	313	1,092	942
Expenses associated with catastrophe bond	—	—	1,640	1,992
Adjusted underwriting income	$24,957	$7,530	$70,245	$53,576

Adjusted net income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net income	$18,432	$4,286	$53,305	$33,411
Adjustments:
Net realized and unrealized losses on investments	1,376	2,356	103	8,369
Expenses associated with transactions	229	45	229	130
Stock-based compensation expense	3,589	3,092	10,737	8,556
Amortization of intangibles	390	313	1,092	942
Expenses associated with catastrophe bond	—	—	1,640	1,992
Tax impact	(725)	(871)	(1,582)	(3,153)
Adjusted net income	$23,291	$9,221	$65,524	$50,247

Annualized adjusted return on equity

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)

Annualized adjusted net income	$93,164	$36,884	$87,365	$66,996
Average stockholders' equity	$417,521	$372,955	$403,044	$381,007
Annualized adjusted return on equity	22.3%	9.9%	21.7%	17.6%

Adjusted combined ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$65,068	$73,862	$195,617	$192,283
Denominator: Net earned premiums	$85,817	$77,942	$252,164	$234,239
Combined ratio	75.8%	94.8%	77.6%	82.1%
Adjustments to numerator:
Expenses associated with transactions	$(229)	$(45)	$(229)	$(130)
Stock-based compensation expense	(3,589)	(3,092)	(10,737)	(8,556)
Amortization of intangibles	(390)	(313)	(1,092)	(942)
Expenses associated with catastrophe bond	—	—	(1,640)	(1,992)
Adjusted combined ratio	70.9%	90.3%	72.1%	77.1%

Diluted adjusted earnings per share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands, except per share data)		(in thousands, except per share data)

Adjusted net income	$23,291	$9,221	$65,524	$50,247
Weighted-average common shares outstanding, diluted	25,244,828	25,787,625	25,340,602	25,808,387
Diluted adjusted earnings per share	$0.92	$0.36	$2.59	$1.95

Catastrophe loss ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Numerator: Losses and loss adjustment expenses	$16,139	$30,900	$54,696	$60,251
Denominator: Net earned premiums	$85,817	$77,942	$252,164	$234,239
Loss ratio	18.8%	39.6%	21.7%	25.7%

Numerator: Catastrophe losses	$(533)	$12,500	$3,432	$13,529
Denominator: Net earned premiums	$85,817	$77,942	$252,164	$234,239
Catastrophe loss ratio	(0.6)%	16.0%	1.4%	5.8%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$65,068	$73,862	$195,617	$192,283
Denominator: Net earned premiums	$85,817	$77,942	$252,164	$234,239
Combined ratio	75.8%	94.8%	77.6%	82.1%
Adjustments to numerator:
Expenses associated with transactions	$(229)	$(45)	$(229)	$(130)
Stock-based compensation expense	(3,589)	(3,092)	(10,737)	(8,556)
Amortization of intangibles	(390)	(313)	(1,092)	(942)
Expenses associated with catastrophe bond	—	—	(1,640)	(1,992)
Catastrophe losses	533	(12,500)	(3,432)	(13,529)
Adjusted combined ratio excluding catastrophe losses	71.5%	74.3%	70.8%	71.4%

Tangible Stockholders’ equity

	September 30,	December 31,
	2023	2022
	(in thousands)
Stockholders' equity	$421,334	$384,754
Goodwill and intangible assets	(12,705)	(8,261)
Tangible stockholders' equity	$408,629	$376,493